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                   Exhibit 23 -- Consent of Independent Auditors

    We consent to the incorporation by reference in this Annual Report (Form 10-K) of McCormick & Company, Incorporated and subsidiaries of our report dated January 15, 1998, included in the 1997 Annual Report to Stockholders of McCormick & Company, Incorporated.

    Our audits also included the financial statement schedule of McCormick & Company, Incorporated and subsidiaries listed in Item 14(a). This schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, present fairly in all material respects the information set forth therein.

    We also consent to the incorporation by reference in the following Registration Statements of McCormick & Company, Incorporated and subsidiaries and in the related Prospectuses (if applicable) of our report dated January 15, 1998, with respect to the consolidated financial statements and schedule of McCormick & Company, Incorporated and subsidiaries included in the 1997 Annual Report to Stockholders and incorporated by reference in this Annual Report (Form 10-K) for the year ended November 30, 1997.

Form                          Registration Number           Date Filed
----                          -------------------           ----------
S-8                           33-23727                      3/21/97
S-8                           33-58197                      3/23/95
S-3                           33-66614                      7/27/93
S-3                           33-40920                      5/29/91
S-8                           33-33724                      3/2/90
S-8                           33-33725                      3/2/90
S-3                           33-32712                      12/21/89
S-8                           33-24660                      3/16/89
S-8                           33-24658                      9/15/88
S-3                           33-24659                      9/15/88

                                                            Ernst & Young LLP

Baltimore, Maryland
February 16, 1998



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